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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 April 6, 1994
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               Date of Report (Date of earliest event reported):

                             SUN MICROSYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

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
           Delaware                        0-15086                      94-2805249
 (State or other jurisdiction            (Commission                   (IRS Employer
       of incorporation)                File Number)              Identification Number)
        2550 Garcia Avenue, Mountain View, California                      94043
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           (Address of principal executive offices)                     (Zip Code)
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Registrant's telephone number, including area code:                        (415)
960-1300

       N/A
(Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On April 6, 1994 the Registrant gave public notice via a press release announcing that its net income for the quarter ended March 27, 1994 was $57.5 million, compared with $51.7 million in the third fiscal quarter a year ago. In addition, Sun announced its earnings per share for the quarter were $0.60, compared with $0.47 in the year-ago period, and revenues for the quarter were $1.196 billion, compared with $1.141 billion in the third quarter of fiscal 1993. The entire text of the press release issued by the Registrant is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

          99.1  Text of Press Release dated April 6, 1994.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 1994               SUN MICROSYSTEMS, INC.

                                  By:   /s/  MICHAEL H. MORRIS
                                  ----------------------------------------------
                                         Michael H. Morris
                                         Vice President,
                                         General Counsel and Secretary
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                               INDEX TO EXHIBITS

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Exhibit
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 99.1       Text of Press Release dated April 6, 1994.
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